June 25, 1999

Mr. Jeffrey Mckeever
MicroAge Computer Centers, Inc
2400 South MicroAge Way

Tempe, AZ 85282

Re: Revised  Authorization  Requirements  Applicable to Build-To-Order  Business
    Systems Products Under COMPAQ COMPUTER CORPORATION UNITED STATES RESELLER AGREEMENT, dated June 1, 1995, (the "Reseller Agreement") between Compaq Computer Corporation and MicroAge Computer Centers, Inc.

Dear Mr. Mckeever:

As you know, Compaq Computer Corporation announced the Distributor Alliance Program May 10, 1999, naming Inacom, Ingram Micro, Marisal, and Tech Data as the four participants. These Distributor Alliance Partners will distribute the Compaq Build-to-Order (BTO) Business Systems Products to all Compaq Authorized Channels and Resellers in the United States. Business Systems Products include all Intel-based systems, StorageWorks Business Systems Products, Alpha-based NT Servers and all Network Access Communications Products. Compaq will allow MicroAge to purchase StorageWorks Business Systems Products directly from Compaq through December 31, 1999. This exciting program was designed to provide a more efficient method of distributing Compaq BTO Business Systems Product to Channels, resellers and customers alike.

Although your authorization to purchase BTO Business Systems Products is changing, MicroAge Computer Centers, Inc. remains a valued Compaq Channel Partner. In addition to continuing authorization to resell BTO Business Systems Products, you may continue to purchase Configure-to-Order (CTO) Business Systems Products directly from Compaq. Terms and conditions CTO Products remain unchanged.

Here are the key changes that will be effective October 1, 1999:

o Compaq will no longer accept orders from MicroAge Computer Centers, Inc. for Build-to-Order Business Systems Products with the exception StorageWorks Business Systems Product. All other BTO Business System Products must be purchased from a Compaq Distributor Alliance Partner.

o The attached Authorization Requirements applicable to all Compaq Products shall replace the Authorized US1 Reseller Program Requirements attached to your Reseller Agreement.

o MicroAge Computer Centers, Inc. will be eligible to participate in the following channel programs:

    o Market Development Funds (MDF) of 0.3% for Business Systems Products and 3% for NAC Products. MDF earnings will be calculated based on Channel Sales-Out.

    o Pass-Through Price Protection of 3 days for Prosignia PCs, Deskpro, Armada, and PC Options and 7 days for Prosignia and Prollant Servers, Alpha NT only Servers, NT Personal Workstations, and Server Options.

    o   Channel Goal Attainment

    o   Indirect Flooring

        MicroAge Computer Centers, Inc. may elect to either receive indirect Flooring for purchases of Compaq Products from Distributor Alliance Partners OR pass-thru Indirect Flooring to Compaq Authorized Resellers that purchase Compaq Products form MicroAge Computer Centers, Inc. This election will remain in effect August 1, 1999 through December 31, 1999. MicroAge Computer Centers, Inc. will be given the option to re-elect for the period of January 1, 2000 through June 30, 2000 and again for the period of July 1, 2000 through December 31, 2000. MicroAge Computer Centers, Inc. must submit election covering the period of August 1 - December 31, 1999 no later than July 15, 1999. Please submit the enclosed Indirect Flooring Election Form to:

                                 Compaq Computer Corporation
                                 Attention:  Fay Watson - MS580502
                                   20555 SH249

                                Houston, TX 77070

o MicroAge Computer Centers, Inc. will no longer be eligible to participate in the following programs as they relate to Compaq Business Systems products:

    o   Product Returns

        BTO Business Systems Products purchased from Compaq in 3Q'99 may be returned to Compaq through December 31, 1999. There is no change to current returns limits for product purchased from Compaq. Compaq will not accept returns for products purchased from Distributor Alliance Partners.

    o   Price Protection

        MicroAge Computer Centers, Inc. will no longer receive Price Protection terms of 3 weeks for Deskpro, Armada, and PC Options and 5 weeks for Proliant Servers, Alpha NT only Servers, NT Personal Workstations, and Server Options.

    o   Direct Flooring

    o   DOA Testing Incentive

        MicroAge Computer Centers, Inc. will not be eligible to participate in the DOA Testing Program after December 31, 1999.

Since its inception. Compaq has led the channel through mutually beneficial changes -- changes that ultimately created stronger relationships between Compaq and the channel. In doing so, we have collectively been focused on providing customers with the best product selection at the best prices using the best purchasing and delivery mechanisms. The Distributor Alliance Program is a bold new step to better allow us to do this by maximizing Compaq's channel efficiencies while providing extensive benefits for partners, resellers and customers.

Sincerely,

Compaq Computer Corporation

J. Michael Pocock, Vice President
North America Channel Sales

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